Exhibit 99.1 NEWS RELEASE
As previously announced, TDS will hold a teleconference on February 17, 2023 at 9:00 a.m. CST. Listen to the call live via the Events & Presentations page of investors.tdsinc.com.
FOR IMMEDIATE RELEASE
TDS reports fourth quarter and full year 2022 results
Investing in our networks; Provides 2023 guidance

CHICAGO (February 16, 2023) — Telephone and Data Systems, Inc. (NYSE:TDS) reported total operating revenues of $1,357 million for the fourth quarter of 2022, versus $1,372 million for the same period one year ago. Net income (loss) attributable to TDS common shareholders and related diluted earnings (loss) per share were $(43) million and $(0.38), respectively, for the fourth quarter of 2022 compared to $14 million and $0.11, respectively, in the same period one year ago.
TDS reported total operating revenues of $5,413 million and $5,329 million for the years ended 2022 and 2021, respectively. Net income (loss) attributable to TDS common shareholders and related diluted earnings (loss) per share were $(7) million and $(0.07), respectively, for the year ended 2022 compared to $117 million and $1.00, respectively, for the year ended 2021.
“The TDS Family of Companies made significant investments in its businesses in 2022, as we looked to strengthen our customer base, expand into new territories, and enhance our network technologies,” said LeRoy T. Carlson, Jr., TDS President and CEO. “Many of these investments have had a short-term impact on profitability yet are intended to strengthen our competitiveness and improve returns.
“In 2022, UScellular focused on expanding ARPU, improving customer results, and a number of related growth opportunities. We saw success in many areas yet were challenged in customer additions. Looking forward, as UScellular celebrates its 40th anniversary in 2023, it will continue to focus on customer growth, cost optimization, and investing in its network.
“TDS Telecom grew its footprint by 9% and delivered 133,000 new marketable fiber service addresses in 2022—its best year yet in terms of fiber service addresses—bringing our total to 582,000. Going forward, TDS Telecom will continue working toward its long-term fiber investment goal of reaching 1.2 million fiber service addresses by 2026.”

2023 Estimated Results

TDS’ current estimates of full-year 2023 results for UScellular and TDS Telecom are shown below. Such estimates represent management’s view as of February 16, 2023 and should not be assumed to be current as of any future date. TDS undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

UScellular	2023 Estimated Results	`	Actual Results for the Year Ended December 31, 2022
(Dollars in millions)
Service revenues	$3,050-$3,150		$3,125
Adjusted OIBDA[1]	$725-$875		$790
Adjusted EBITDA[1]	$875-$1,025		$956
Capital expenditures	$600-$700		$717

TDS Telecom	2023 Estimated Results		Actual Results for the Year Ended December 31, 2022
(Dollars in millions)
Total operating revenues	$1,030-$1,060		$1,020
Adjusted OIBDA[1]	$260-$290		$288
Adjusted EBITDA[1]	$260-$290		$291
Capital expenditures	$500-$550		$556

The following tables reconcile EBITDA, Adjusted EBITDA, and Adjusted OIBDA to the corresponding GAAP measures, Net income or Income before income taxes. In providing 2023 estimated results, TDS has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, TDS is unable to provide such guidance.

	UScellular		TDS Telecom
	2023 Estimated Results	Actual Results for the Year Ended December 31, 2022	2023 Estimated Results	Actual Results for the Year Ended December 31, 2022
(Dollars in millions)
Net income (GAAP)	N/A	$35	N/A	$53
Add back:
Income tax expense	N/A	37	N/A	23
Income before income taxes (GAAP)	$10-$160	$72	$40-$70	$76
Add back:
Interest expense	205	163	—	(7)
Depreciation, amortization and accretion expense	645	700	220	215
EBITDA (Non-GAAP)[1]	$860-$1,010	$935	$260-$290	$284
Add back or deduct:
Loss on impairment of licenses	—	3	—	—
(Gain) loss on asset disposals, net	15	19	—	7
(Gain) loss on sale of business and other exit costs, net	—	(1)	—	—
Adjusted EBITDA (Non-GAAP)[1]	$875-$1,025	$956	$260-$290	$291
Deduct:
Equity in earnings of unconsolidated entities	145	158	—	—
Interest and dividend income	5	8	—	2
Other, net	—	—	—	1
Adjusted OIBDA (Non-GAAP)[1]	$725-$875	$790	$260-$290	$288
Numbers may not foot due to rounding.
1EBITDA, Adjusted EBITDA, and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA, and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. TDS does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS’ operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS’ financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA, and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for December 31, 2022, can be found on TDS' website at investors.tdsinc.com.

Stock Repurchase
During the fourth quarter of 2022, TDS repurchased 1,159,046 of its Common Shares for $14 million and UScellular repurchased 578,607 of its Common Shares for $14 million.
Conference Call Information
TDS will hold a conference call on February 17, 2023 at 9:00 a.m. Central Time.
•Access the live call on the Events & Presentations page of investors.tdsinc.com or at
https://events.q4inc.com/attendee/661339725
•Access the call by phone at (888) 330-2384 (US/Canada), passcode: 1328528
Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.
About TDS
Telephone and Data Systems, Inc. (TDS), a Fortune 1000® company, provides wireless; broadband, video and voice; and hosted and managed services to approximately 6 million connections nationwide through its businesses, UScellular, TDS Telecom and OneNeck IT Solutions. Founded in 1969 and headquartered in Chicago, TDS employed 9,300 people as of December 31, 2022.
Visit investors.tdsinc.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.
Contacts
Colleen Thompson, Vice President - Corporate Relations
colleen.thompson@tdsinc.com
Julie Mathews, IRC, Director - Investor Relations
julie.mathews@tdsinc.com
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: intense competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms and changes in roaming practices; the ability to obtain access to adequate radio spectrum to meet current or anticipated future needs, including participation in FCC auctions; the ability to attract people of outstanding talent throughout all levels of the organization; TDS' smaller scale relative to larger competitors; changes in demand, consumer preferences and perceptions, price competition, or churn rates; advances in technology; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or wireless spectrum licenses and/or expansion of TDS’ businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties with which TDS does business; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and UScellular indebtedness or comply with the terms of debt covenants; conditions in the U.S. telecommunications industry; the value of assets and investments; the state and federal regulatory environment; pending and future litigation; cyber-attacks or other breaches of network or information technology security; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; the impact, duration and severity of public health emergencies. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of TDS’ Form 10-K.
For more information about TDS and its subsidiaries, visit:
TDS: www.tdsinc.com
UScellular: www.uscellular.com
TDS Telecom: www.tdstelecom.com
OneNeck IT Solutions: www.oneneck.com

United States Cellular Corporation
Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Retail Connections
Postpaid
Total at end of period	4,247,000	4,264,000	4,296,000	4,335,000	4,380,000
Gross additions	154,000	151,000	128,000	126,000	165,000
Feature phones	6,000	5,000	4,000	2,000	3,000
Smartphones	99,000	102,000	90,000	89,000	122,000
Connected devices	49,000	44,000	34,000	35,000	40,000
Net additions (losses)	(17,000)	(31,000)	(40,000)	(44,000)	(12,000)
Feature phones	(6,000)	(6,000)	(8,000)	(10,000)	(7,000)
Smartphones	(14,000)	(16,000)	(23,000)	(26,000)	5,000
Connected devices	3,000	(9,000)	(9,000)	(8,000)	(10,000)
ARPU[1]	$50.60	$50.21	$50.07	$49.71	$48.62
ARPA[2]	$130.97	$130.27	$130.43	$129.93	$127.14
Churn rate[3]	1.35%	1.42%	1.30%	1.30%	1.35%
Handsets	1.12%	1.15%	1.10%	1.10%	1.10%
Connected devices	2.99%	3.40%	2.73%	2.70%	3.08%
Prepaid
Total at end of period	493,000	493,000	490,000	495,000	513,000
Gross additions	61,000	62,000	56,000	55,000	63,000
Net additions (losses)	—	2,000	(4,000)	(18,000)	(5,000)
ARPU[1]	$33.34	$35.04	$35.25	$34.59	$34.53
Churn rate[3]	4.11%	4.07%	4.07%	4.84%	4.39%
Market penetration at end of period
Consolidated operating population	32,370,000	32,370,000	32,370,000	32,370,000	32,127,000
Consolidated operating penetration[4]	15%	15%	15%	15%	15%
Capital expenditures (millions)	$176	$136	$268	$137	$321
Total cell sites in service	6,945	6,933	6,916	6,899	6,898
Owned towers	4,336	4,329	4,323	4,310	4,301
Due to rounding, the sum of quarterly results may not equal the total for the year.
1Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
2Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
3Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
4Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total estimated population of consolidated operating markets.

TDS Telecom
Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Residential connections
Broadband
Wireline, Incumbent	249,100	252,600	252,700	250,100	250,200
Wireline, Expansion	56,100	49,400	44,100	40,600	36,900
Cable	204,800	204,500	204,000	204,600	203,200
Total Broadband	510,000	506,500	500,800	495,200	490,300
Video	135,300	136,600	137,400	140,000	141,500
Voice	291,600	295,500	298,300	301,700	303,700
Total Residential connections	936,900	938,600	936,500	936,900	935,600
Commercial connections	236,000	242,800	250,700	260,000	264,300
Total connections	1,173,000	1,181,400	1,187,200	1,196,900	1,199,900

Residential revenue per connection[1]	$59.91	$60.32	$59.67	$57.95	$57.86

Capital expenditures (millions)	$165	$166	$120	$105	$151
Numbers may not foot due to rounding.
1Total residential revenue per connection is calculated by dividing total residential revenue by the average number of residential connections and by the number of months in the period.

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	2022 vs. 2021	2022	2021	2022 vs. 2021
(Dollars and shares in millions, except per share amounts)
Operating revenues
UScellular	$1,048	$1,068	(2)%	$4,169	$4,122	1%
TDS Telecom	257	254	1%	1,020	1,006	1%
All Other[1]	52	50	4%	224	201	11%
	1,357	1,372	(1)%	5,413	5,329	2%
Operating expenses
UScellular
Expenses excluding depreciation, amortization and accretion	885	887	—	3,379	3,253	4%
Depreciation, amortization and accretion	179	169	7%	700	678	3%
Loss on impairment of licenses	—	—	—	3	—	N/M
(Gain) loss on asset disposals, net	11	8	28%	19	23	(18)%
(Gain) loss on sale of business and other exit costs, net	—	(1)	78%	(1)	(2)	52%
	1,075	1,063	1%	4,100	3,952	4%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	192	179	8%	732	696	5%
Depreciation, amortization and accretion	56	52	8%	215	198	8%
(Gain) loss on asset disposals, net	3	1	N/M	7	2	N/M
	252	231	9%	954	896	6%
All Other[1]
Expenses excluding depreciation and amortization	52	49	7%	222	200	11%
Depreciation and amortization	3	5	(25)%	14	19	(22)%
(Gain) loss on asset disposals, net	—	—	N/M	1	1	N/M
	56	54	4%	237	220	8%
Total operating expenses	1,383	1,348	3%	5,291	5,068	4%
Operating income (loss)
UScellular	(27)	5	N/M	69	170	(59)%
TDS Telecom	5	23	(78)%	66	110	(40)%
All Other[1]	(4)	(4)	(7)%	(13)	(19)	27%
	(26)	24	N/M	122	261	(53)%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	36	43	(16)%	159	182	(12)%
Interest and dividend income	7	3	N/M	17	11	45%
Interest expense	(55)	(39)	(41)%	(174)	(232)	25%
Other, net	—	—	N/M	1	(1)	N/M
Total investment and other income (expense)	(12)	7	N/M	3	(40)	N/M
Income (loss) before income taxes	(38)	31	N/M	125	221	(44)%
Income tax expense (benefit)	(8)	(5)	(54)%	53	33	59%
Net income (loss)	(30)	36	N/M	72	188	(62)%
Less: Net income (loss) attributable to noncontrolling interests, net of tax	(4)	5	N/M	10	32	(69)%
Net income (loss) attributable to TDS shareholders	(26)	31	N/M	62	156	(61)%
TDS Preferred Share dividends	17	17	—	69	39	79%
Net income (loss) attributable to TDS common shareholders	$(43)	$14	N/M	$(7)	$117	N/M

Basic weighted average shares outstanding	113	115	(1)%	114	115	(1)%
Basic earnings (loss) per share attributable to TDS common shareholders	$(0.38)	$0.12	N/M	$(0.07)	$1.03	N/M

Diluted weighted average shares outstanding	113	116	(2)%	114	116	(1)%
Diluted earnings (loss) per share attributable to TDS common shareholders	$(0.38)	$0.11	N/M	$(0.07)	$1.00	N/M
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.
1    Consists of TDS corporate, intercompany eliminations and all other business operations not included in the UScellular and TDS Telecom segments.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

Year Ended December 31,	2022	2021
(Dollars in millions)
Cash flows from operating activities
Net income	$72	$188
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	929	895
Bad debts expense	138	60
Stock-based compensation expense	42	49
Deferred income taxes, net	47	52
Equity in earnings of unconsolidated entities	(159)	(182)
Distributions from unconsolidated entities	145	180
Loss on impairment of licenses	3	—
(Gain) loss on asset disposals, net	27	26
(Gain) loss on sale of business and other exit costs, net	(1)	(2)
Other operating activities	10	61
Changes in assets and liabilities from operations
Accounts receivable	(69)	(22)
Equipment installment plans receivable	(199)	(116)
Inventory	(90)	(25)
Accounts payable	32	(69)
Customer deposits and deferred revenues	48	43
Accrued taxes	127	(49)
Other assets and liabilities	53	14
Net cash provided by operating activities	1,155	1,103

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(1,161)	(1,131)
Cash paid for licenses and other intangible assets	(614)	(1,308)
Cash received from divestitures and exchanges	8	3
Advance payments for license acquisitions	—	(20)
Other investing activities	(16)	(6)
Net cash used in investing activities	(1,783)	(2,462)

Cash flows from financing activities
Issuance of long-term debt	1,154	1,543
Repayment of long-term debt	(332)	(2,081)
Issuance of short-term debt	110	—
Repayment of short-term debt	(50)	—
Issuance of TDS Preferred Shares	—	1,110
TDS Common Shares reissued for benefit plans, net of tax payments	(4)	(5)
UScellular Common Shares reissued for benefit plans, net of tax payments	(5)	(16)
Repurchase of TDS Common Shares	(40)	(8)
Repurchase of UScellular Common Shares	(43)	(31)
Dividends paid to TDS shareholders	(151)	(119)
Payment of debt and equity issuance costs	(2)	(62)
Distributions to noncontrolling interests	(3)	(3)
Cash paid for software license agreements	(23)	(9)
Other financing activities	2	2
Net cash provided by financing activities	613	321

Net increase (decrease) in cash, cash equivalents and restricted cash	(15)	(1,038)

Cash, cash equivalents and restricted cash
Beginning of period	414	1,452
End of period	$399	$414

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

December 31,	2022	2021
(Dollars in millions)
Current assets
Cash and cash equivalents	$360	$367
Accounts receivable, net	1,181	1,151
Inventory, net	268	178
Prepaid expenses	102	103
Income taxes receivable	59	184
Other current assets	58	61
Total current assets	2,028	2,044

Assets held for sale	26	18

Licenses	4,699	4,097

Goodwill	547	547

Other intangible assets, net	204	197

Investments in unconsolidated entities	495	479

Property, plant and equipment, net	4,760	4,361

Operating lease right-of-use assets	995	1,040

Other assets and deferred charges	796	710

Total assets	$14,550	$13,493

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

December 31,	2022	2021
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$19	$6
Accounts payable	506	481
Customer deposits and deferred revenues	285	236
Accrued interest	12	10
Accrued taxes	46	45
Accrued compensation	144	137
Short-term operating lease liabilities	146	141
Other current liabilities	356	124
Total current liabilities	1,514	1,180

Deferred liabilities and credits
Deferred income tax liability, net	969	921
Long-term operating lease liabilities	908	960
Other deferred liabilities and credits	813	759

Long-term debt, net	3,731	2,928

Noncontrolling interests with redemption features	12	11

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $0.01 per share	1	1
Capital in excess of par value	2,551	2,496
Preferred Shares, par value $0.01 per share	1,074	1,074
Treasury shares, at cost	(481)	(461)
Accumulated other comprehensive income	5	5
Retained earnings	2,699	2,812
Total TDS shareholders' equity	5,849	5,927

Noncontrolling interests	754	807

Total equity	6,603	6,734

Total liabilities and equity	$14,550	$13,493

Balance Sheet Highlights
(Unaudited)

	December 31, 2022
	UScellular	TDS Telecom	TDS Corporate & Other	Intercompany Eliminations	TDS Consolidated
(Dollars in millions)
Cash and cash equivalents	$273	$104	$95	$(112)	$360

Licenses, goodwill and other intangible assets	$4,690	$755	$5	$—	$5,450
Investment in unconsolidated entities	452	4	46	(7)	495
	$5,142	$759	$51	$(7)	$5,945

Property, plant and equipment, net	$2,624	$2,047	$89	$—	$4,760

Long-term debt, net:
Current portion	$13	$—	$6	$—	$19
Non-current portion	3,187	3	541	—	3,731
	$3,200	$3	$547	$—	$3,750

TDS Telecom Highlights
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	2022 vs. 2021	2022	2021	2022 vs. 2021
(Dollars in millions)
Operating revenues
Residential
Wireline, Incumbent	$87	$86	1%	$350	$345	1%
Wireline, Expansion	14	10	42%	49	34	46%
Cable	67	66	1%	270	263	3%
Total residential	168	162	4%	669	641	4%
Commercial	43	45	(5)%	173	183	(5)%
Wholesale	45	46	(2)%	177	181	(2)%
Total service revenues	256	254	1%	1,019	1,005	1%
Equipment revenues	—	—	5%	1	1	(5)%
Total operating revenues	257	254	1%	1,020	1,006	1%

Cost of services	110	103	6%	418	404	3%
Cost of equipment and products	—	—	(58)%	1	1	(2)%
Selling, general and administrative expenses	83	75	10%	313	291	8%
Depreciation, amortization and accretion	56	52	8%	215	198	8%
(Gain) loss on asset disposals, net	3	1	N/M	7	2	N/M
Total operating expenses	252	231	9%	954	896	6%

Operating income	$5	$23	(78)%	$66	$110	(40)%
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.

Telephone and Data Systems, Inc.
Financial Measures and Reconciliations

Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
(Dollars in millions)
Cash flows from operating activities (GAAP)	$255	$239	$1,155	$1,103
Cash paid for additions to property, plant and equipment	(367)	(404)	(1,161)	(1,131)
Cash paid for software license agreements	(18)	(5)	(23)	(9)
Free cash flow (Non-GAAP)[1]	$(130)	$(170)	$(29)	$(37)
1Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment and Cash paid for software license agreements.